DIRECTOR’S ASSOCIATION AGREEMENT

     THIS AGREEMENT (this "Agreement"), dated as of the 21st day of April, 2011 and effective as of the Effective Date (as defined herein), is made and entered into by and between Potash America, Inc. (hereinafter "the Company") and Alan B. Brass (hereinafter the "Director").

     WHEREAS, the Company desires to appoint the Director as a Director on the Company’s Board of Directors; and

     WHEREAS, the Director and the Company desire to memorialize the terms and conditions of the Director's relationship with the Company in a written binding contract.

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

     1.  Appointment

         The Company hereby agrees to appoint the Director to the Company’s Board of Directors upon the terms and conditions stated herein, to perform and discharge such services and duties as are reasonably required of a member of the Board of Directors by the Company may designate.  The Director agrees to accept such appointment on the Company’s Board of Directors as of the Effective Date on the terms and conditions stated herein, and to devote appropriate efforts, energies and abilities to the Company’s Board on an “as-needed” basis.  Provided, however, that the Director may maintain employment elsewhere and/or may serve as a director of any company that is not directly or indirectly in competition with the Company, as long as such service as a director does not interfere with his duties and obligations to the Company’s Board.

     2.  Term; Effective Date

         The term of this Agreement shall commence as of April 21, 2011, "Effective Date") and shall continue until this Agreement is terminated pursuant to Section 8 below.  The Director may be terminated by the Company at will at any time. However, a termination of the Director shall be governed by the provisions of Section 8 below

     3.  Compensation

         As compensation for services rendered by the Director during his tenure under this Agreement, the Company shall, commencing with the

Effective Date, compensate the Director as set out in Schedule “A” attached hereto.

     4.  Benefits

         The Company shall provide the Director with the following benefits:

N/A

     5.  Expenses

         The Company shall reimburse the Director for all reasonable and necessary business expenses incurred by him in the performance of his duties hereunder, in accordance with its policies, and provided they are vouchered in a form satisfactory to the Internal Revenue Service and consistent with company policy for the deduction of such expenses.

     6.  Compliance with Other Agreements

         The Director represents and warrants that his performance hereunder shall not conflict with any other agreements to which he is a party. The Director agrees not to enter into any agreement, either written or oral, which may conflict with this Agreement, and he authorizes the Company to make known the terms of this Agreement to any person or entity.

     7.   Confidential Information

          The Director agrees to maintain all confidentiality with respect to any and all work product derived from the Director’s activities on behalf of the Company.

     8.  Termination

         If, for any reason, the Director's appointment by the Company is terminated, the appointment by the Company shall be governed by the following:

          (a)  By the Company

               (i)  Termination for Cause

          The Company may terminate the appointment of the Director for Cause at any time. For purposes of this Agreement, "Cause" for termination shall mean the commission of a material act of fraud, theft or dishonesty against the Company, or willful non-performance of material duties which is not cured within sixty (60) days after receipt of written notice to the Director from the Company. In the event of a termination pursuant to this Section 8(a)(i), the Company may relieve the Director of his duties. In the event of termination pursuant to this Section 8(a)(i), the Director shall not be entitled to any further compensation or benefits from the Company, except such compensation or benefits which have been earned prior to the date of termination pursuant to the express terms of this Agreement, any Stock Option Agreement(s), as between the Company and the Director.

               (ii)  Termination Without Cause

          The Company, in its sole discretion, may terminate the appointment of the Director at any time without "Cause" as defined by Section 8(a)(i) or without any other cause whatsoever. For purposes of this Section 8(a)(ii), a termination without cause shall not include a death or disability (as defined in Section 8(a)(iii) below) or a termination by the Director (as defined in

Section 8(b) below).

If the Company terminates the appointment of the Director without “cause”, pursuant to this Section 8(a)(ii), (A) (I) all of the options granted to the Director shall vest and immediately become exercisable and such options shall expire five years after such termination without Cause and (B) the Director shall not be entitled to any further compensation or benefits from the Company except for such compensation or benefits which have been earned prior to the date of termination.

          (b)  Death or Disability

          The Director's appointment shall be terminated in the event of his death or disability. The term "disability" shall mean a serious and permanent medical incapacity or disability, which continues for at least 180 days, that precludes the Director from performing the designated obligations as a member of the Board of Directors. The Company, at its option and expense, shall be entitled to retain a physician reasonably acceptable to the Director to confirm the existence of such incapacity or disability. In the event of termination under this Section 8(b), neither the Director nor his estate shall be entitled to any compensation or benefits from the Company, except for such options and compensation or benefits which have been earned prior to the date of termination.

          (c)  By the Director

          The Director may voluntarily resign from the Board of Directors at any time upon three (3) months' written notice to the Company. In the event of such voluntary termination, the Company may at any time prior to the expiration of the notice period relieve him of his duties and pay him any compensation which may be due in lieu of notice for the remainder of said notice period.  In the event of termination pursuant to this Section 8(c), the Director shall not be entitled to any compensation or benefits from the Company except for such compensation or benefits which have been earned prior to the date of termination.

9.  Arbitration

This Agreement will be construed under Florida law. The parties shall endeavor to settle all disputes by amicable negotiations. However, with regard to any controversies, claims and other matters in question arising out of or relating to this Agreement or its breach which are not settled through informal negotiations, said matters shall be resolved by mediation in accordance with Chapter 44, Florida Statutes, or arbitration, as follows:

          (a)  The parties shall first submit all disputes to mediation. The parties shall, within thirty (30) days of a demand for mediation, exchange list of three persons who are certified by the Florida Supreme Court in civil matters, and the parties shall attempt to agree on a mediator. If the parties are unable to agree on a mediator among the persons listed, the mediator with the best settlement statistics (highest percentage of settled cases) during the prior one year period, among the persons whose names are listed, shall be designated to mediate the dispute. The cost of mediation shall be equally divided by the parties and it shall occur in Broward County, Florida. If the parties are unable to settle the dispute through mediation, the matter shall proceed to binding arbitration.

          (b)  Arbitration shall occur in Broward County, Florida before one  arbiter agreed upon by the parties or, if no agreement is reached, by a panel of three arbiters, each of whom shall be impartial. The arbitration shall proceed in accordance with the rules of the arbiter selected. If the parties are unable to agree on a arbiter, any arbitration shall be conducted in accordance with the rules of the American Arbitration Association (“AAA”) and the panel shall be selected by the AAA. In determining the appropriate background of the members of the panel, the AAA shall give due consideration to the issues to be resolved, but its decision as to the identity of the panel shall be final.

          (c)  An arbitration may be commenced by any party to this Agreement by the service of a written request for arbitration upon the other affected parties. Such request shall summarize the controversy or claim to be arbitrated. The party seeking to commence arbitration shall include in its request whether it proposes using one agreed upon arbitrator or a panel of three to be selected by AAA. If the request proposes one arbitrator, the parties shall have thirty (30) days to agree on the arbitrator. If no agreement is reached in that period, the matter shall be referred to AAA.

          (d)  The initial cost of the arbitration, i.e. filing and administration fees, shall be borne by the party seeking to arbitrate. All attorney’s fees shall be separately borne by the respective parties, but the arbitrator(s) shall have discretion to award attorney’s fees and costs in accordance with Florida law.

          (e)  The arbitrator(s) may not alter the terms of this Agreement or award any remedy not provided in this Agreement or awardable under Florida law. The award will be based on the greater weight of the evidence and it shall state findings of fact and authority upon which it is based. If the parties use discovery, it will be in accordance with the Florida Rules of Civil Procedure and the arbitrator(s) will resolve all discovery related disputes.

          (f)  The parties hereby expressly waive punitive damages and under no circumstances shall an award contain an amount which reflects punitive damages. Judgment on the award maybe entered in any court having jurisdiction thereof, but the venue for any action is in Broward County, Florida.

          (g)  Controversies or claims submitted to arbitration under this section shall remain confidential, and to that end it is agreed that neither the facts disclosed in arbitration, the issues arbitrated nor the views or opinions of any persons concerning them shall be disclosed to third persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration.

     10.  Non-Waiver

          It is understood and agreed that one party's failure at any time to require the performance by the other party of any of the terms, provisions,

covenants or conditions hereof shall in no way affect the first party's right thereafter to enforce the same, nor shall the waiver by either party of the breach of any term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach.

     11.  Severability

          In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or any arbitrator, such provision shall be deleted from this Agreement and this Agreement shall be construed to give full effect to the remaining provisions thereof.

     12.  Governing Law

          This Agreement shall be interpreted, construed and governed according to the laws of the State of Florida, without regard to the principle of conflicts of laws thereof.

     13.  Headings and Captions

          The paragraph headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof.

     14.  Survival

          The provisions of the Stock Option Agreement (and any agreements incorporated therein by reference) shall survive the termination and/or expiration of this Agreement.

     15.  Entire Agreement

          This Agreement, contains and represents the entire agreement of the parties and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof.  This Agreement may not be modified or amended in any way unless in writing signed by both the Director and the Company.

     16.  Assignability

          Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, successors and assigns.

17.  Notices

          All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by Fedex or similar form of telecommunication, and shall be deemed to have been given when received.  Any such notice or communication shall be addressed to the Company at 200 South Virginia Street, Reno, Nevada 89501, and the Director at 8181 W. Broward Blvd., Suite 350, Plantation, Florida, 33324 or such other address as the parties shall have furnished to one another in writing.

     18.  Counterparts

          This Agreement may be executed in two or more counterparts all of which shall have the same force and effect as if all parties hereto had executed a single copy of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, to be effective as of the Effective Date.

                                       POTASH AMERICA, INC.

/s/ “Alan B. Brass”

              By:   /s/ “Barry Wattenberg”

----------------------------               -----------------------------

Alan B. Brass

                    Name:    Barry Wattenberg

                                           Title:   President, CEO

SCHEDULE A – DIRECTOR’S ASSIGNMENT AGREEMENT

OPTIONS:

Name:  Alan Brass

Date of Grant:  April 21, 2011

Designation:  Incentive Stock Options

Number of Options Granted:  300,000

Purchase Price:  $0.60/share of common stock.

Vesting Date(s):

  100,000 vests immediately;

  100,000 vesting on the first anniversary (4/21/12); and

  100,000 vesting on the second anniversary (4/21/13).

Expiration Date(s):  Options expire Five (5) Years from the date of vesting.

OTHER COMPENSATION:

Directors shall be paid a minimum of $500.00/board of directors meeting attended.

(Attendance may be via electronic means).

Directors shall be reimbursed for all reasonable expenses related to their physical attendance at the annual meeting; in addition to their director’s fees.